EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193668, No. 333-186183, No. 333-179333, No. 333-172047, No. 333-164918, No. 333-157126, No. 333-149111, No. 333-140468, No. 333-131848 and No. 333-123606) of MICROS Systems, Inc. of our report dated August 22, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Baltimore, Maryland
August 22, 2014